Exhibit 21.1

The GEO Group, Inc. Subsidiaries

GEO International Holdings, LLC.

GEO RE Holdings LLC

WCC Financial, Inc.

WCC Development, Inc.

WCC/FL/01, Inc.

WCC/FL/02, Inc.

GEO/FL/03, Inc.

GEO Design Services, Inc.

The GEO Group UK Ltd.

The GEO Group Ltd.

South African Custodial Holdings Pty. Ltd.

The GEO Group Australasia Pty. Ltd.

GEO Australasia Pty. Ltd.

The GEO Group Australia Pty. Ltd.

Australasian Correctional Investment Pty. Ltd.

Pacific Rim Employment Pty. Ltd.

Canadian Corrections Management, Inc.

Miramichi Youth Center Management, Inc.

The GEO Group New Zealand Limited

Correctional Services Corporation, LLC

CPT Limited Partner, LLC

CPT Operating Partnership LP

Correctional Properties Prison Finance LLC

Public Properties Development & Leasing LLC

GEO Holdings I, Inc.

GEO Acquisition II, Inc.

GEO Transport, Inc.

CSC of Tacoma, LLC

Cornell Companies, LLC

Cornell Corrections Management, LLC

CCG I, LLC

Cornell Corrections of Alaska, Inc.

Cornell Corrections of California, Inc.

Cornell Corrections of Texas, Inc.

Cornell Corrections of Rhode Island, Inc.

Cornell Interventions, Inc.

Correctional Systems, LLC

WBP Leasing, LLC

Sentencing Concepts, Inc.

Cornell Abraxas Group, Inc.

BII Holding Corp.

BII Holding I Corp.

Behavioral Holding Corp.

Behavioral Acquisition Corporation

BI Incorporated

GEO Custodial Ltd.

BI Incorporated Puerto Rico, Inc.

MCF GP, LLC

GEO MCF LP, LLC

Municipal Corrections Finance, LP

Australasian Correctional Services Pty. Ltd.

GEO Corrections Holdings, Inc.

GEO Corrections and Detention, LLC

GEO Re-entry Services, LLC

Cornell Abraxas Group OS, LLC

Cornell Interventions OS, LLC

Cornell Companies of California OS, LLC

Cornell Companies of Texas OS, LLC

GEO Operations, LLC

Wackenhut Corrections Corporation N.V.